SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                     Form 8-K


                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      October 2, 2001
                                                 ___________________________


                                 ALICO, INC.
(Exact name of registrant as specified in its charter)


Florida                           0-261                          59-0906081
____________________________________________________________________________
(State or other jurisdiction     (Commission                  (IRS Employer
           of incorporation)      File Number)           Identification No.)


Post Office Box 338, La Belle, Florida                             33975
___________________________________________________________________________
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code      (863) 675-2966
                                                 _________________________

Item 5.      Other Events.

             Incorporated by reference is a press release issued by the Registrant on October 2, 2001, attached as Exhibit 01, providing information concerning the Registrant's announcement of a 13D/A filed by its majority shareholder group.


Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Press release issued October 2, 2001.


                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALICO, INC.
                                          (Registrant)



                                            /s/ W. BERNARD LESTER
October 2, 2001                         By__________________________________
__________________                          W. Bernard Lester, President
Date                                       (Signature)

EXHIBIT INDEX


Exhibit
Number                           Description

01 Press release issued October 2, 2001

                                  NEWS RELEASE
                                   ALICO, INC.


                                              October 2, 2001



National Circuit

La Belle, Florida


Alico, Inc., (ALCO), a La Belle, Florida agribusiness company, announced today that it has received a copy of the schedule 13D/A filed by Ben Hill Griffin III (BHG III), Ben Hill Griffin, Inc., and Ben Hill Griffin Investment, Inc. (BHG Investments), with the Securities and Exchange Commission.
Item 6 of that filing states as follows:

In January 2000, the families of the four sisters of BHG III, most of the members of whom are beneficiaries of a trust, entitled the Ben Hill Griffin, Jr. Revocable Intervivos Trust #1 (the "TRUST"), filed suit against BHG III in Polk County, Florida Circuit Court (The Four Sisters Protectorate, et al v. Ben Hill Griffin, III, Trustee, Case No. GC-G-0054, Section 81), seeking to impose judicial sanctions, including his removal as Trustee of the Trust based on allegations of over-compensation and receipt of an illegal bonus. BHG III, as trustee, vigorously defended the suit and, during pre-trial proceedings, obtained orders dismissing certain claims and striking others. Trial commenced on March 26, 2001. Following three full days of trial, the judge ordered the parties into mediation on the evening of March 8, 2001 and adjourned the trial pending completion of the mediation process.

On March 29, 2001, after mediation, BHG III and a representative of the Four Sister Protectorate (FSP), joined by their respective counsel, executed a document titled "Settlement Agreement", in large part drafted by the court appointed mediator, which set forth the basic elements of a settlement of the suit, contingent upon several events, including Internal Revenue Service approval of the proposed transaction as a tax free split-off, and the Court's judicial termination of the Trust. The terms of settlement contained in this document were set out on two pages, and were not intended, nor were they sufficient, to resolve all specific items necessary to consummate a sttlement of the suit.

The Settlement Agreement provided that the shares of Alico stock then owned by BHG Investments would be utilized in the tax free split-off, along with other assets, as a means of allocating to the FSP assets approximating the value of their interests in BHG Investments, a holding company wholly owned by the Trust, BHG III, the FSP and its members.

Although the Settlement Agreement provided that the transaction was be closed on May 1, 2001, the parties were advised by their respective counsel that the Settlement Agreement could not be closed without prior receipt of the requested revenue ruling approving the contemplated tax free split-off, and that, by reason of the time involved with the preparation, filing and review of the ruling request, such ruling would likely not be forthcoming for many months. No party to the Settlement Agreement objected to that timetable or insisted that a closing of its terms occur on May 1, 2001.

Disagreements between the parties to the Settlement Agreement arose almost immediately following its execution concerning whether it was valid or enforceable. The bases for these disagreements included: (a) the Harris Family's refusal to acknowledge that they were bound by the Settlement Agreement; (b) the inability of BHG III and the representatives of the FSP to determine the quality and quantity of assets that were to be included in the tax free split-off; (c) the inadvisability, according to tax counsel, of the Trust termination required by the Settlement Agreement; and (d) the uncertainty of the steps required to close the Settlement Agreement.

On May 14, 2001, the Harris Family filed a motion with the Court seeking to have the Settlement Agreement set aside as invalid and unenforceable. This motion in turn caused further negotiation and mediation among the parties, which have not as of this date produced any agreement as to whether or how the Settlement Agreement should be consummated. As a result, BHG III filed a motion to enforce the Settlement Agreement which is scheduled to be heard by the Court commencing Wednesday, October 3, 2001. At this hearing, the Court will be called upon to decide whether the Settlement Agreement is enforceable.

For further information contact:    W. Bernard Lester
                                    La Belle, Florida
                                    (863) 675-2966